EXHIBIT 99.3

EX-99.3  Unaudited Pro Forma Condensed Combined Balance Sheet of Pernix Group, Inc. and its Subsidiaries as of September 30, 2009 and the related unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2009 and the year ended December 31, 2008

Pernix Group, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2008 and as of and for the Nine-Month Period Ended September 30, 2009

On December 28, 2009, Pernix Group, Inc. (“Pernix” or the “Company”) completed the acquisition of 54.4% of the outstanding shares of stock (or 815,650 shares) of TransRadio SenderSysteme Berlin, A.G. (“TransRadio”) from two shareholders of TransRadio. 650,000 shares were purchased at $2.70 per share from Lorna Continental, S.A. and 165,650 shares were purchased at $2.70 per share from Senna Finanz Holding, A.G. The total price for both transactions was $2,202,255. The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Pernix and TransRadio after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 and the nine-month period ended September 30, 2009 are presented as if the acquisition had occurred on January 1, of the respective period. The unaudited pro forma condensed combined financial statements are based on the Company’s historical audited financial statements as of and for the year ended December 31, 2008 and TransRadio’s historical audited financial information as of and for the year ended December 31, 2008. In compiling TransRadio’s historical audited financial information for the twelve-month period ended December 31, 2008 and the unaudited financial information for the nine month period ended September 30, 2009, the Company adjusted TransRadio’s audited and unaudited financial statements to reflect certain reclassifications to conform to the Company’s financial statement presentation. In addition, TransRadio’s historical financial statements were prepared under accounting principles generally accepted in Germany (German GAAP). In order to prepare the unaudited pro forma condensed combined financial information, TransRadio’s financial statements were adjusted to reflect the application of accounting principles generally accepted in the United States (U.S. GAAP). A discussion of the material differences between German GAAP and U.S. GAAP is included in the notes to the audited and unaudited financial statements in Exhibits 99.1 and 99.2.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of Pernix Group, Inc. and the balance sheet of TransRadio as if the acquisition had occurred on September 30, 2009. The unaudited pro forma condensed combined balance sheet reflects the gross purchase amount of $2.2 million cash consideration paid on December 28, 2009 by Pernix Group, Inc. for the acquisition of 54.4% of TransRadio as if it had already occurred as of the pro forma balance sheet date.  The recorded amounts for assets and liabilities of TransRadio have been reflected in the unaudited pro forma financial information in connection with the acquisition based on the carrying values because the fair values as of the completion date of the acquisition have not yet been received. We recorded the minority interest in TransRadio based on the implied value given the consideration paid by Pernix Group, Inc. for 54.4% of TransRadio voting common stock. These recorded amounts are subject to change during the measurement period as valuations are finalized.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Pernix Group, Inc., (formerly known as “Telesource International, Inc.) as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-K filed March 27, 2009 and in its Quarterly Report on Form 10-Q filed November 12, 2009 and in conjunction with the separate financial statements and related notes thereto of TransRadio included as Exhibit 99.1 and 99.2 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of Pernix Group, Inc.’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to Pernix Group’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X, except as discussed in the explanatory note, and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated results or operations of financial position of the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009
(in USD)

	TransRadio (in US GAAP and USD)	Pernix Group	Pro forma Adjustments		Pro Forma Condensed Combined Statement of Operations
Sales (Revenue), net	$ 13,545,897	$ 12,549,786			$ 26,095,683

Cost of Goods Sold	8,119,951	9,325,756			17,445,707

Gross Profit (Margin)	5,425,946	3,224,030			8,649,976

SG&A	3,558,988	1,087,550			(4,646,538)
Other operating income (expense), net	(1,040,231)	(1,322,317)			(2,362,548)

Operating Profit / (Loss)	826,727	814,163			1,640,890

Other income (expense), net	(56,041)	(374,412)			(430,453)

Income / (loss) before income taxes	770,686	439,751			1,210,437

Income tax (expense)	(94,200)	(340,115)			(434,315)

Net Income (Loss) attributable to common stockholders before noncontrolling interest	676,486	99,636			776,122

Net Income (Loss) attributable to noncontrolling interest		(2,170)	308,613	e.	306,443

Net income (Loss) attributable to common stockholders after noncontrolling interest	$ 676,486	$ 101,806	$ (308,613)	e.	$469,679
Basic and diluted net income per share		0.001			0.003
Basic and diluted weighted average shares outstanding		136,640,567	2,934,000	g.	139,574,567

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(in USD)

	Historical TransRadio (in US GAAP and USD)	Historical Pernix	Pro forma Adjustments		Pro Forma Condensed Combined Statement of Operations

Sales (Revenue), net	$12,363,670	$29,081,840			$41,445,510

Cost of Goods Sold	6,623,784	28,016,860			34,640,644

Gross Profit (Margin)	5,739,886	1,064,980			6,804,866

SG&A	5,003,001	2,222,474			7,225,475

Other operating (income) expense, net	1,630,287	1,966,376			3,956,663

Operating profit (loss)	(893,402)	(3,123,870)			(4,017,272)

Other income (expense), net	42,669	(1,116,218)			(1,073,549)

Income / (loss) before income taxes	(850,734)	(4,240,088)			(5,090,821)

Tax income (expense)	151,869	(614,942)			(463,073)

Net Income (Loss) to common stockholders before noncontrolling interest	(698,865)	(4,855,030)			(5,553,895)

Less: Net Income (Loss) attributable to noncontrolling interest		(20,887)	(318,682)	e.	(339,569)

Net income (Loss) to common stockholders after noncontrolling interest	$(698,865)	$(4,834,143)	$318,682		$(5,214,326)
Basic and diluted net loss per share		(0.04)			(0.04)
Basic and diluted weighted average shares outstanding		131,360,809	2,934,000	g.	134,294,809

See accompanying notes to unaudited pro forma condensed combined financial statements

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
 As of September 30, 2009

(in USD) Current Assets:	TransRadio (US GAAP and USD)	Pernix Group, Inc. and Subsidiaries	Pro Forma Adjustments incr. / (decr.)		Pro Forma Consolidated
Cash and cash equivalents	$ 509,141	$2,767,015	$ (2,202,255)	a.	$3,274,401
			2,200,500	f.
Accounts receivable (less allowance for doubtful accounts of $172,682)	1,031,049	2,419,547			3,450,596
Inventories	9,463,597	1,564,248			11,027,845
Other current assets	1,031,396	253,404			1,284,800
Total current assets	12,035,184	7,004,214			16,837,142
Property, plant and equipment, net	446,041	251,817			697,858
Other assets	910,030	75,148			985,178
TOTAL ASSETS	$ 13,391,254	$7,331,179	(1,755)		$20,720,678
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt (Loans)	$ 1,487,795	$-			$1,487,795
Accounts payable	619,444	964,799			1,584,243
Accrued expenses	386,688	1,845,772			2,232,460
Other current liabilities	717,597	198,973			916,570
Prepayments received on account of orders	3,061,788	-			3,061,788
Billings in excess of costs and estimated earnings	-	1,457,128			1,457,128
Total current liabilities	6,273,312	4,466,672			10,739,984
Non-current liabilities	78,835	-			78,835
TOTAL LIABILITIES	6,352,147	4,466,672			10,818,819
Stockholders' equity:
Common stock, $0.01 par value authorized 200,000,000 shares, 136,640,567 issued	2,188,800	1,366,406	29,340 (2,188,800)	f. b.	1,395,746
Additional paid-in capital	903,683	71,521,369	2,171,160 (903,683)	f. b.	73,692,529
(Accumulated deficit) / retained earnings	3,280,353	-70,562,187	2,990,844 (3,280,353)	c. b.	-67,571,343
Profit / loss for the current nine month period (TransRadio)	676,486		(676,486)	b.	0
Accumulated other comprehensive income (loss)	27,724	-550,781	27,724	b.	-550,781
Treasury stock	37,939		37,939	b.	0
Total Pernix Group stockholders' equity	7,039,107	1,774,807			6,966,151
Noncontrolling interest		1,089,700	1,846,008	d.	2,935,708
Total Equity	7,039,107	2,864,507			9,901,859
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 13,391,254	$7,331,179			$20,720,678

See accompanying notes to unaudited pro forma condensed combined financial statements

PERNIX GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Purchase Price and Amounts Recorded in Connection with the Business Acquisition of 54.4% of TransRadio

On December 28, 2009, Pernix Group, Inc. (“Pernix” or the “Company”) completed the acquisition of 54.4% of the outstanding shares of stock (or 815,650 shares) of TransRadio SenderSysteme Berlin, A.G. (“TransRadio”) from two shareholders of TransRadio. 650,000 shares were purchased at $2.70 per share from Lorna Continental, S.A. and 165,650 shares were purchased at $2.70 per share from Senna Finanz Holding, A.G. The total price for both transactions was $2,202,255. The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Pernix and TransRadio after giving effect to the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We have recorded the assets and liabilities in TransRadio as presented in the unaudited combined condensed balance sheet based on the carrying values thereof due to the fact that the valuation of these assets and liabilities has not yet been received.  We recorded the minority interest in TransRadio based on the implied value given the consideration paid by Pernix Group, Inc. for 54.4% of TransRadio voting common stock. Therefore, the amounts reported for these items could change during the measurement period and therefore the amounts ultimately recorded could differ from that presented herein.

Aggregate Cost of Acquisition (in USD)
Acquired assets and liabilities, net	$7,039,107
Less: Gain on acquisition of TransRadio (not included in pro forma income)	2,990,844
Less: Noncontrolling Interest in TransRadio	1,846,008
Total Consideration Paid for 54.4% Interest in TransRadio	$2,202,255

 Unaudited Pro Forma Condensed Combined Balance Sheetand Statement of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined financial statements include the following:

a.)	Represents the gross consideration paid for the acquisition of 54.4% of TransRadio of $2.2 million U.S. Dollars paid at closing.
b.)	Represents the elimination of TransRadio’s historical equity accounts.
c.)	Represents the amount of the estimated gain on the acquisition of TransRadio. See comments below regarding the gain on acquisition of TransRadio.
d.)	Represents the estimated fair value of the noncontrolling interest in TransRadio that is not owned by Pernix Group, Inc.
e.)	Represents the amount of the period income or loss attributable to noncontrolling interests.
f.)	Represents the cash received for stock sold to Halbarad Group, Ltd. BVI, and Ernil Continental, S.A. BVI to finance the purchase of the 54.4% interest in TransRadio.
g.)	The amount represents the number of Pernix Group, Inc. shares issued to finance the acquisition of the 54.4% interest in TransRadio and they are assumed to be outstanding for the period presented.

Gain on acquisition of TransRadio

The pro forma business combination accounting adjustments to stockholders’ equity include a nonrecurring pro forma gain on the acquisition of $2,990,844, which is not included in the unaudited pro forma combined statement of operations for the nine months ended September 30, 2009.  Pernix Group, Inc. expects to record this gain in the statement of operations for the year ended December 31, 2009. There may be adjustments to the amount ultimately recorded based upon the receipt of the final fair value determination.

 Foreign Exchange differences

Under German GAAP, exchange differences are recognized in the same way as under US GAAP except for translation differences which are not recognized as other comprehensive income but recorded in equity. Under US GAAP, ASC 830, assets and liabilities are translated into the entity’s reporting currency at the prevailing rate of exchange at the balance sheet date and revenue, costs and expenses are translated at the average exchange rate during the related reporting period. Translation gains and losses are reflected as other comprehensive income on the balance sheet. Assets and liabilities held by foreign subsidiaries that are in currencies other than the foreign subsidiary’s functional currency are remeasured at the prevailing rate of exchange at the balance sheet date. Gains and losses from remeasurement are included in the determination of net income under US GAAP, ASC 830.